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                                                                    Exhibit 21.1

SUBSIDIARY COMPANIES OF CENTURY BUSINESS SERVICES, INC.
AS OF DECEMBER 31, 1998

1.    CBSI Management Co. (Ohio)
2.    Contract Operations Planning, Incorporated (Ohio)
3.    Contract Surety Reinsurance Corp. (Ohio)
4.    Commercial Surety Agency, Inc. d.b.a. Century Surety Underwriters (Ohio)
5.    Century Surety Underwriters, Inc. (Indiana)
6.    Century Surety Company (Ohio)
7.    American Inspection and Audit Services, Inc. (Ohio)
8.    Continental Heritage Insurance Company (Ohio)
9.    CSC Insurance Agency, Inc. (Ohio)
10.   Evergreen National Indemnity Company (Ohio)
11.   SMR & Co. Business Services (Ohio)
12.   Millisor Firm Co., Inc. (Ohio)
13.   The Benefits Group Agency, Inc. (Ohio)
14.   TBG Investment Advisors Agency, Inc. (Ohio)
15.   Next Risk Management, Inc. (Ohio)
16.   Surety Associates II, Inc. (Connecticut)
17.   Connecticut Escrow, Inc. (Ohio)
18.   Marvel Consultants, Inc. (Ohio)
19.   ERIC Agency, Inc. (Colorado)
20.   ERIC Environmental Consultants, Inc. (Ohio)
21.   ZA Business Services, Inc. (Ohio)
22.   St. James General Agency, Inc. (Texas)
23.   Century Payroll, Inc. (Ohio)
24.   BMS Employee Benefits, Inc. (Virginia)
25.   Valuation Counselors Group, Inc. (Ohio)
26.   Century Small Business Solutions, Inc. (Ohio)
27.   Funds Administration Services, Inc. (Ohio)
28.   Tanker & Associates, Inc. (Ohio)
29.   CKS Business Services, Inc. (Ohio)
30.   Trilogy Associates, Inc. (Ohio)
31.   National Benefit Systems of Arizona, Inc. (Arizona)
32.   SR Business Services, Inc. (Ohio)
33.   SKB Business Services, Inc. (Ohio)
34.   Century Capital Group, Inc. (Ohio)
35.   Health Administration Services, Inc. (Ohio)
36.   Bass Consultants of Ohio, Inc. (Ohio)
37.   Rootberg Business Services, Inc. (Ohio)
38.   Robert D. O'Byrne & Associates, Inc. (Missouri)
39.   The Grant Nelson Group, Inc. (Missouri)
40.   BCC Business Services, Inc. (Ohio)
41.   Kaufman Davis Business Services, Inc. (Ohio)
42.   Continuous Learning Group, Inc (Ohio).
43.   Envision Development Group, Inc. (Ohio)
44.   Multi-Dimensional International Consultants, Inc. (Ohio)
45.   Employers Select Plan Agency of Ohio, Inc. (Ohio)
46.   M. T. Donahoe and Associates, Inc. (Ohio)
47.   National Retirement Planning, Inc. (Pennsylvania)
48.   Business Valuation Services, Inc. (Ohio)


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49.   Love Insurance Agency, Inc. (Ohio)
50.   BA Business Services, Inc. (Ohio)
51.   Managed Care Solutions, Inc. - (Illinois)
52.   SK&B Business Services, Inc. - (Ohio)
53.   Varney Business Services, Inc. (Ohio)
54.   Ross Gordon & Associates, Inc. (California)
55.   S&S Business Services, Inc. (Ohio)
56.   CBIZ Technologies, Inc.
57.   KA Consulting Services, Inc. (Ohio)
58.   Moore, Tyler & Company, Inc. (Ohio)
59.   MRC Business Services, Inc. (Ohio)
60.   S&L Business Services, Inc. (Georgia)
61.   Sloan and Letson Investment Advisors, Inc. - (Georgia)
62.   Rosemont Business Services, Inc. (California)
63.   Evans & Evans, Incorporated (Ohio)
64.   Highwood Associates, Inc. (Illinois)
65.   BVKT Business Services, Inc. (Ohio)
66.   SLW Business Services, Inc. (Ohio)
67.   Century Retirement & Wealth Management Services, Inc. (Ohio)
68.   DP & Co. Business Services, Inc. (Ohio)
69.   RS&A Business Services, Inc. (Colorado)
70.   LM Acquisition Corp. (Ohio)
71.   Southern Ohio Benefits Agency, Inc. (Ohio)
72.   Cornerstone Broker Insurance Services Agency, Ltd. (Ohio)
73.   Gibraltor Real Estate Services Corporation (Illinois)
74.   Century Risk Services Company (Ohio)
75.   Century Surety Services Group, Inc. (Ohio)
76.   Century Agency Management Group, Inc. (Ohio)
77.   MHM Business Services, Inc. (Ohio)
78.   G&C Business Services, Inc. (Ohio)
79.   Beall, Garner, Screen and Geare, Inc. (Maryland)
80.   Niederhoffer-Henkel & Company,  LLC(Georgia)
81.   RRSS & Company Business Services, Inc. (Ohio)
82.   MRP Business Solutions Group, Inc. (Ohio)
83.   B.L.U. Business Services, Inc. (Ohio)
84.   Beatty Satchell Business Services, Inc. (Maryland)
85.   PDA Business Services, Inc. (Ohio)
86.   Duitch, Franklin & Company, LLP (Ohio)
87.   The Weiss Group, Inc. (Ohio)
88.   Devon Tax Group, LLC (CA)
89.   Medical Management Professionals, Inc. (Ohio)
90.   B & S Business Services, Inc. (Ohio)
91.   David & Samson Business Services, Inc. (Virginia)
92.   McClain & Company Business Services, Inc. (Ohio)
93.   Information Technology Advisors and Consultants, Inc. (Ohio)
94.   TC Business Services, Inc. (Ohio)


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95.   Norman Barken Associates, Inc. (Ohio)
96.   S & B Business Services, Inc.(Ohio)
97.   Century Payroll Solutions, Inc.
98.   Jones, Heyward, & Lenzi Business Services, Inc. (Ohio)
99.   SLP Business Services, Inc. (Ohio)
100.  WC&M Business Services, Inc. (Ohio)
101.  Shilling & Kenyon/SK Consulting, Inc.
102.  AVTAX, Inc. - (Ohio)
103.  Automation Experts Business Services, Inc. (Ohio)
104.  Parks Palmer Business Services, Inc. - (Ohio)



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